Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	David Rubinger
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	david.rubinger@equifax.com

Equifax Reports Record Revenue in First Quarter of 2006 Driven by

North America Information Services, Latin America, Marketing Services

ATLANTA, April 20, 2006 — Equifax Inc. (NYSE: EFX) today reported first quarter of 2006 earnings with record revenue. In the quarter, which ended March 31, net income was $63 million, a 7 percent increase from the first quarter of 2005. Revenue of $374 million was up 9 percent. Earnings per share totaled $0.48, an 8 percent increase from the first quarter of 2005.

“The momentum we established throughout 2005 continues with outstanding results in North America Information Services, Latin America and Marketing Services,” said Richard F. Smith, Equifax Chairman and Chief Executive Officer. “I continue to be impressed by the diversity of our business portfolio and our ability to capitalize on growth opportunities in many different markets.”

First Quarter 2006 Highlights

•                  Operating profit margin was 29 percent compared to 30 percent in the first quarter of 2005.

•                  Cash provided by operating activities for the first quarter of 2006 was $65 million.

•                  Equifax repurchased 1.2 million shares of its common stock on the open market for $45 million.

•                  The incremental impact on earnings per share during the first quarter of 2006 due to our adoption on January 1, 2006 of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”) was $0.01 per share.

North America

Total revenue was $304 million in the first quarter, an 8 percent increase from the first quarter of 2005. Operating margin for North America was 36 percent in the first quarter of 2006 compared to 38 percent in the first quarter of 2005.

•                  North America Information Services revenue was $208 million, up 8 percent compared to the first quarter of 2005.

•                  Marketing Services revenue was $66 million, up 12 percent compared to the first quarter of 2005.

•                  Personal Solutions increased revenue was $31 million, up 3 percent compared to the first quarter of 2005.

Europe

Total revenue was $35 million, down 5 percent compared to the first quarter of 2005. In local currency, however, revenue was up 3 percent when compared to the same period in the prior year. Operating margin was 25 percent, up from 22 percent in the first quarter of 2005.

Latin America

Total revenue rose to $35 million, up 37 percent compared to the first quarter of 2005. In local currency, revenue was up 22 percent when compared to the same period in the prior year. Operating margin was 27 percent, up from 25 percent in the first quarter of 2005.

About Equifax

Equifax Inc. is a global leader in information technology that enables and secures global commerce with consumers and businesses. We are one of the largest sources of consumer and commercial data. Utilizing our databases, advanced analytics and proprietary enabling technology, we provide real-time answers for our customers. This innovative ability to transform information into intelligence is valued by customers across a wide range of industries and markets. Headquartered in Atlanta, Georgia, Equifax employs approximately 4,700 people in 13 countries throughout North America, Latin America and Europe. Equifax was founded 107 years ago, and today is a member of Standard & Poor’s (S&P) 500® Index. Our common stock is traded on the New York Stock Exchange under the symbol EFX.

www.equifax.com

Earnings Conference Call and Webcast

Equifax’s quarterly teleconference to discuss the first quarter earnings release will be held today at 9:00 a.m. (EDT). The live audio Webcast of the speakers’ presentations will be available at www.equifax.com and a replay will be available at the same site shortly after the conclusion of the Webcast. This press release, the financial tables, as well as other supplemental information, are also available at that Web site.

Supplemental Financial Information and Non-GAAP Financial Measures

The Common Questions and Answers (Unaudited) (“Q&A”) that are a part of this press release include supplemental financial information which Equifax believes is useful to assess its operating performance. The free cash flow and net income excluding the incremental impact of SFAS 123R financial measures included in the Q&A are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures is presented in the Q&A. This information can also be found under “Our Company/Investor Center/Non-GAAP/GAAP Financial Measures” on our Web site at www.equifax.com. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Caution Concerning Forward-Looking Statements

Statements in this press release that relate to Equifax’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. Those factors include, but are not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending and consumer debt, changes in demand for Equifax’s products and services, our ability to develop new products and services, pricing and other competitive pressures, risks relating to illegal third party efforts to access data, risks associated with the integration of acquisitions and other investments, changes in laws and regulations governing our business, including federal or state responses to identity theft concerns, the outcome of pending litigation and certain other factors discussed under the caption “Risk Factors” in the Management’s Discussion and Analysis section of Equifax’s Annual Report on Form 10-K for the year ended December 31, 2005, and in our other filings with the Securities and Exchange Commission. Equifax assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
(In millions, except per share amounts)	2006	2005
	(Unaudited)
Operating revenue	$374.0	$343.4

Operating expenses:
Cost of services (exclusive of depreciation and amortization expense below)	151.1	142.5
Selling, general and administrative expenses	92.6	79.0
Depreciation and amortization	21.1	19.9
Total operating expenses	264.8	241.4
Operating income	109.2	102.0
Interest expense	(7.9)	(9.1)
Minority interests in earnings, net of tax	(0.9)	(1.3)
Other income, net	0.5	2.7
Income before income taxes	100.9	94.3
Provision for income taxes	(38.0)	(35.7)
Net income	$62.9	$58.6

Basic earnings per common share	$0.49	$0.45
Shares used in computing basic earnings per share	129.0	129.8
Diluted earnings per common share	$0.48	$0.44
Shares used in computing diluted earnings per share	131.5	132.4
Dividends per common share	$0.04	$0.03

EQUIFAX

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(In millions, except par values)	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$56.4	$37.5
Trade accounts receivable, net of allowance for doubtful accounts of $10.5 at March 31, 2006 and $9.6 at December 31, 2005	226.9	216.0
Prepaid expenses	25.5	17.9
Other current assets	10.0	9.0
Total current assets	318.8	280.4

Property and equipment:
Capitalized internal-use software and system costs	167.4	162.4
Data processing equipment and furniture	127.5	124.5
Land, buildings and improvements	28.8	29.1
Total property and equipment	323.7	316.0

Less accumulated depreciation	(187.5)	(179.0)
Total property and equipment, net	136.2	137.0

Goodwill and indefinite-lived intangible assets	894.2	886.2
Purchased intangible assets, net	255.3	263.4
Prepaid pension asset	192.3	183.7
Other assets, net	82.2	80.8
Total assets	$1,879.0	$1,831.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current maturities	$92.4	$92.3
Accounts payable	21.9	5.9
Accrued expenses	48.5	54.0
Accrued salaries and bonuses	21.7	40.7
Deferred revenue	58.4	49.2
Income taxes payable	29.1	9.0
Other current liabilities	40.0	43.4
Total current liabilities	312.0	294.5
Long-term debt	468.8	463.8
Deferred income tax liabilities, net	127.4	126.1
Other long-term liabilities	113.4	126.8
Total liabilities	1,021.6	1,011.2
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 185.6 at March 31, 2006 and 185.2 at December 31, 2005; Outstanding shares - 128.5 at March 31, 2006 and 129.2 at December 31, 2005	232.0	231.5
Paid-in capital	574.6	559.0
Retained earnings	1,582.7	1,525.1
Accumulated other comprehensive loss	(149.0)	(157.8)
Treasury stock, at cost, 52.9 shares at March 31, 2006 and 51.7 shares at December 31, 2005	(1,321.2)	(1,274.6)
Stock held by employee benefits trusts, at cost, 4.2 shares at March 31, 2006 and 4.3 shares	(61.7)	(62.9)
at December 31, 2005
Total shareholders’ equity	857.4	820.3
Total liabilities and shareholders’ equity	$1,879.0	$1,831.5

EQUIFAX

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
(In millions)	2006	2005
	(Unaudited)
Operating activities:
Net income	$62.9	$58.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21.1	19.9
Stock-based compensation expense	4.2	1.7
Tax effects of stock-based compensation plans	2.9	3.7
Excess tax benefits from stock-based compensation plans	(1.9)	—
Deferred income taxes	(0.8)	3.1
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(10.3)	(14.8)
Prepaid expenses and other current assets	(7.2)	1.0
Other assets	(10.0)	(8.8)
Current liabilities, excluding debt	19.1	(10.0)
Other long-term liabilities, excluding debt	(14.7)	(12.6)
Cash provided by operating activities	65.3	41.8

Investing activities:
Capital expenditures	(10.7)	(9.8)
Acquisitions, net of cash acquired	—	(85.7)
Other	(0.1)	—
Cash used in investing activities	(10.8)	(95.5)

Financing activities:
Net short-term borrowings	—	65.2
Net borrowings under long-term revolving credit facilities	5.0	—
Treasury stock purchases	(46.2)	(25.0)
Dividends paid	(5.2)	(4.0)
Proceeds from exercise of stock options	8.9	18.8
Excess tax benefits from stock-based compensation plans	1.9	—
Other	0.2	0.2
Cash (used in) provided by financing activities	(35.4)	55.2
Effect of foreign currency exchange rates on cash and cash equivalents	(0.2)	(0.7)
Increase in cash and cash equivalents	18.9	0.8
Cash and cash equivalents, beginning of period	37.5	52.1
Cash and cash equivalents, end of period	$56.4	$52.9

Common Questions & Answers (Unaudited)

(Dollars in millions)

1.     Can you provide a further analysis of operating revenue and operating income?

Operating revenue and operating income consist of the following components:

	Three Months Ended March 31,
		% of		% of
	2006	Revenue	2005	Revenue	$ Change	% Change
Operating revenue:
North America
Information Services	$207.9	56%	$192.5	56%	$15.4	8%
Marketing Services	65.6	18%	58.8	17%	6.8	12%
Personal Solutions	30.6	8%	29.8	9%	0.8	3%
North America - Total	304.1	82%	281.1	82%	23.0	8%
Europe	34.9	9%	36.7	11%	(1.8)	-5%
Latin America	35.0	9%	25.6	7%	9.4	37%
Total operating revenue	$374.0	100%	$343.4	100%	$30.6	9%

	Three Months Ended March 31,
	2006	Profit Margin	2005	Profit Margin	$ Change	% Change
Operating income:
North America
Information Services	$89.1	43%	$84.3	44%	$4.8	6%
Marketing Services	20.5	31%	18.3	31%	2.2	12%
Personal Solutions	0.9	3%	3.0	10%	(2.1)	-70%
North America - Total	110.5	36%	105.6	38%	4.9	5%
Europe	8.8	25%	8.0	22%	0.8	10%
Latin America	9.4	27%	6.3	25%	3.1	49%
General Corporate Expense	(19.5)	nm	(17.9)	nm	(1.6)	-9%
Total operating income	$109.2	29%	$102.0	30%	$7.2	7%

nm - not meaningful

2.     Can you provide a further analysis of operating revenue in the North America segment?

North America operating revenue consists of the following components:

	Three Months Ended March 31,
		% of		% of
	2006	Revenue	2005	Revenue	$ Change	% Change
North America operating revenue:
U.S. Consumer and Commercial Services	$159.5	52%	$144.4	51%	$15.1	10%
Mortgage Services	20.1	7%	21.4	8%	(1.3)	-6%
Canadian Operations	28.3	9%	26.7	9%	1.6	6%
Total Information Services	207.9	68%	192.5	68%	15.4	8%
Credit Marketing Services	39.7	13%	34.6	12%	5.1	15%
Direct Marketing Services	25.9	9%	24.2	9%	1.7	7%
Total Marketing Services	65.6	22%	58.8	21%	6.8	12%
Personal Solutions	30.6	10%	29.8	11%	0.8	3%
Total North America operating revenue	$304.1	100%	$281.1	100%	$23.0	8%

Common Questions & Answers (Unaudited)

(Dollars in millions)

3.     Can you provide an analysis of the components of operating expenses as a percentage of operating revenue?

Components of operating expenses as a percentage of operating revenue are as follows:

	Three Months Ended
	March 31,
	2006	2005
Cost of services	40%	41%
Selling, general and administrative expenses	25%	23%
Depreciation and amortization	6%	6%
Total operating expenses	71%	70%

4.     Can you provide depreciation and amortization by segment?

Depreciation and amortization are as follows:

	Three Months Ended
	March 31,
	2006	2005
North America	$15.0	$14.1
Europe	1.4	1.6
Latin America	1.8	1.7
General Corporate	2.9	2.5
Total depreciation and amortization	$21.1	$19.9

5.     What was the currency impact on the foreign operations?

The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended March 31, 2006
	Revenue		Operating Income
	Amount	%	Amount	%
Canada	$1.7	6%	$0.6	6%
Europe	(2.8)	-8%	(0.7)	-9%
Latin America	3.8	15%	0.8	13%
	$2.7	1%	$0.7	1%

6.     What was the level of debt?

Total debt was comprised of the following components:

	March 31,	December 31,
	2006	2005
Senior notes and debentures - long-term	$400.0	$400.0
Borrowings under long-term U.S. revolving credit facilities	70.0	65.0
Short-term trade receivables-backed revolving credit facility	85.0	88.0
Other	7.5	4.4
Total debt	562.5	557.4
Less short-term debt and current maturities	(92.4)	(92.3)
Less unamortized discounts	(1.3)	(1.3)
Total long-term debt	$468.8	$463.8

7.     What is the current authorization amount for stock buybacks?

As of March 31, 2006, approximately $300 million remained authorized for future share repurchases. We invested $45.0 million and $25.0 million in open market purchases of our common stock during the three months ended March 31, 2006 and 2005.

Reconciliation of Non-GAAP Financial Measures to the Corresponding GAAP Measures (Unaudited)

(Dollars in millions)

A.    Reconciliation of cash provided by operating activities to free cash flow:

	Three Months Ended
	March 31,
	2006	2005

Cash provided by operating activities	$65.3	$41.8
Less capital expenditures	(10.7)	(9.8)
Free cash flow	$54.6	$32.0

B.    Reconciliation of net income to net income, excluding the incremental impact of SFAS 123R:

	Three Months Ended
	March 31,
	2006	2005	% Change

Net income	$62.9	$58.6	7%
Incremental impact of SFAS 123R	1.6	—
Net income, excluding the incremental impact of SFAS 123R	$64.5	$58.6	10%

Notes to Reconciliation of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Free Cash Flow - The free cash flow financial measure is not prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) and excludes capital expenditures from cash provided by operating activities. Free cash flow is not a measurement of liquidity under GAAP and should not be considered as an alternative to net income, operating income, cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies.

Management believes free cash flow financial information provides meaningful supplemental information regarding our performance and liquidity by excluding capital expenditures, that may not be indicative of our core business operating results, in order to show the cash generated by us that is available to be used for dividends and discretionary investment. Equifax believes that this financial information is useful to management and investors in assessing Equifax’s historical performance and liquidity and when planning, forecasting and analyzing future periods.

Net Income, Excluding the Incremental Impact of SFAS 123R – On January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”), which requires the cost relating to share-based payment transactions in which an entity exchanges its equity instruments for goods or services from either employees or non-employees be recognized in the Consolidated Financial Statements as the goods or services are rendered. The cost is measured at the fair value of the equity instrument issued. We are no longer permitted to follow the intrinsic value accounting method under previous accounting guidance, which resulted in no expense for stock options for which the exercise price was equal to the fair value of the underlying stock on the date of grant.

Management believes excluding the incremental impact of SFAS 123R from net income provides meaningful supplemental information regarding our financial results for the three months ended March 31, 2006 as compared to the same period in 2005 since our Consolidated Financial Statements issued prior to January 1, 2006 did not change as a result of adopting SFAS 123R. There was no change to our prior years’ Consolidated Financial Statements because we elected the modified prospective transition method. Equifax believes that this financial information is useful to management and investors in assessing Equifax’s historical performance and year-over-year growth and when planning, forecasting and analyzing future periods. The incremental impact of SFAS 123R during the three months ended March 31, 2006 represents (1) the stock option expense related to stock options unvested at the time of adoption and granted during the quarter, (2) the accelerated expense recognition for nonvested shares that were issued during the first quarter of 2006 to employees that are retirement eligible prior to the expiration of the stated vesting period, and (3) the impact of estimating forfeitures related to nonvested shares. For additional information about SFAS 123R, see Note 1 of the Notes to Consolidated Financial Statements in our 2005 Form 10-K.